UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2020

SABRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive		76092
Southlake,	TX
(Address of principal executive offices)		(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                  Emerging growth company ☐
If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
(a) - (b) Sabre Corporation (“Sabre”) held its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) on Wednesday, April 29, 2020. On March 2, 2020, the record date for the 2020 Annual Meeting, 273,756,057 shares of common stock were outstanding and entitled to vote at the 2020 Annual Meeting. The final results of voting on each of the matters submitted to a vote of stockholders at the 2020 Annual Meeting are as follows:

1.
Stockholders elected each of George Bravante, Jr., Renée James, Gary Kusin, Gail Mandel, Sean Menke, Joseph Osnoss, Zane Rowe and John Siciliano to Sabre’s Board of Directors, each to serve a one- year term to expire at Sabre’s 2021 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
George Bravante, Jr.	245,042,611	547,370	1,948,403	5,336,087
Renée James	243,646,152	1,992,818	1,899,414	5,336,087
Gary Kusin	233,896,487	11,739,967	1,901,930	5,336,087
Gail Mandel	245,174,653	466,064	1,897,667	5,336,087
Sean Menke	244,140,563	1,494,805	1,903,016	5,336,087
Joseph Osnoss	233,202,016	12,434,377	1,901,991	5,336,087
Zane Rowe	242,836,148	2,757,072	1,945,164	5,336,087
John Siciliano	245,053,512	539,709	1,945,163	5,336,087

2.	Stockholders ratified the selection of Ernst & Young LLP as Sabre’s independent auditor for the fiscal year ending December 31, 2020, as set forth below.

Votes For	Votes Against	Abstentions
235,866,119	15,074,898	1,933,454

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: April 30, 2020	By:	/s/ Aimee Williams-Ramey
	Name: Title:	Aimee Williams-Ramey
Senior Vice President and General Counsel